SECURED PROMISSORY NOTE
                           D- 751389

$75,000,000.00                               March 24, 1997


   FOR VALUE RECEIVED, the undersigned, LEBCON ASSOCIATES, a Tennessee limited partnership, hereby promises to pay to the order of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, herein sometimes referred to as "Noteholder", which term shall also include any future holder of this Note, with its Home Office at 711 High Street, Des Moines, Iowa 50392, by wire transfer to Principal Mutual Life Insurance Company's Account Number 014752 at Norwest Bank Iowa, N.A., ABA #073000228, 7th and Walnut Streets, Des Moines, Iowa, identifying funds as to the undersigned and loan number D-751389 with instructions to notify the Noteholder's Commercial Real Estate Servicing Department or at such other place as the holder of this Note may designate, the principal sum of Seventy-Five Million and 00\100 Dollars ($75,000,000.00)(the "Loan") or so much thereof as shall from time to time have been advanced, together with interest on the unpaid balance of said sum from the date hereof at the rate of seven percent (7%) per annum, computed on the basis of a 360 day year composed of twelve 30-day months, in installments as follows:

       Beginning on the fifteenth day of the first month following the date hereof, principal and interest shall be due and payable in installments of Five
       Hundred Thirty Thousand Eighty-Four and 39/100
       Dollars ($530,084.39), with an installment in a like amount due and payable on the same day of each month thereafter until said principal and interest are fully paid, except that all remaining principal and interest shall be due and payable on the fifteenth day of March, 2007 ("Maturity
       Date"). Each installment shall be credited first upon interest then accrued and the remainder upon principal, and interest shall cease to accrue upon principal so credited. If on the date of the first installment, interest is accrued for more or less than one installment period, the amount of said installment shall be increased or decreased by the amount that the interest accrued exceeds or is less than the interest for one installment period based on the actual number of days elapsed to the date of said installment. All principal and interest shall be paid in lawful money of the United States of America.


   No privilege is reserved by the undersigned to prepay any principal of this Note prior to the Maturity Date. Notwithstanding the foregoing, the privilege is reserved by the undersigned, after giving thirty (30) days' prior written notice to the holder of this Note, to prepay in full, but not in part, all principal and interest to the date of payment, along with all sums, amounts, advances, or charges due under any instrument or agreement by which this Note is secured, on any date prior to the Maturity Date provided such prepayment shall be accompanied by the payment of a "Make Whole Premium", as that term is hereafter defined. The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (a) through (c) below:
   (a) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the 6 1/4 U.S. Treasury Issue maturing February 2007n ("primary issue")* published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield plus fifty (50) basis points (provided that in the event of prepayment resulting from default by the undersigned as hereafter provided, said fifty (50) basis point addition shall not be made).
   *In the event there is no market activity involving the primary issue at the time of prepayment, the holder of this Note shall choose a comparable Treasury Bond, Note or Bill ("secondary issue") which the holder of this Note deems to be similar to the primary issue's characteristics (i.e., rate, remaining time to maturity, yield).
   (b) Calculate the "Present Value of the Mortgage." The Present Value of the Mortgage is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.
   (c) Subtract the amount of the prepaid proceeds from the Present Value of the Mortgage as of the date of prepayment. Any resulting positive differential shall be the premium.
   The undersigned agrees that if the holder of this Note accelerates the whole or any part of the principal sum evidenced hereby, or applies any proceeds in either case as a result of a default, pursuant to the provisions of the Trust Deed, Security Agreement and Assignment of Rents of even date herewith between the undersigned and Principal Mutual Life Insurance Company ("Mortgage") or if Noteholder applies proceeds pursuant to any letter of credit requirement or escrow requirement as additional security for the Loan as a result of a default by the undersigned under any agreement executed by and between the undersigned and Noteholder in connection with such letter of credit or escrow requirement or under the Loan Documents,(as hereinafter defined) in connection therewith, the undersigned waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, the "Make Whole Premium" defined herein.
   If any payment of principal, interest or premium is not made when due, damages will be incurred by the holder of this Note, including additional expense in handling overdue payments, the amount of which is difficult and impractical to ascertain. The undersigned therefore agrees to pay, upon demand, the sum of two cents ($.02) for each one dollar ($1.00) of each said payment which becomes overdue as a reasonable estimate of the amount of said damages, subject, however, to the limitations contained in the second succeeding paragraph.
   If any payment of principal, interest or premium is not made for a period exceeding ten (10) days after due, subject to the provisions of paragraph 10(a) of the Mortgage, including without limitation any notice or cure periods provided therein, or if any Event of Default has occurred or is continuing under any instrument by which this Note is, or may hereafter be, secured, the entire principal balance, interest accrued as of the date of the Event of Default, and premium, whether or not otherwise then due, shall at the option of the holder of this Note, become immediately due and payable without demand or notice, and whether or not the holder of this Note has exercised said option, interest shall accrue on the entire principal balance, interest accrued as of the date of the Event of Default, and any premium then due, at a rate equal to the lesser of (i) two percent (2%) per annum above the then applicable rate of interest payable under this Note or (ii) the maximum rate allowed by applicable law until fully paid or if the holder of this Note has not exercised said option, for the duration of such Event of Default.
   Notwithstanding anything herein or in any of the Loan Documents, as that term is hereinafter defined, to the contrary, no provision contained herein or therein which purports to obligate the undersigned to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent it calls for the payment of any interest or other amount in excess of such maximum. Any such excess shall, at the option of the holder of this Note, either be paid to the undersigned or be credited to principal. All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereof exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of the holder hereof, be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to the undersigned. This paragraph shall control all agreements between the undersigned and the holder hereof.
   The undersigned and any endorsers or guarantors waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment, and agree the due date of this Note or any installment may be extended without affecting any liability hereunder, and further promise to pay all reasonable costs and expenses, including attorney's fees, incurred by the holder hereof in connection with any default or in any proceeding to interpret and/or enforce any provision of this Note or any instrument by which it is secured. No release of the undersigned from liability hereunder shall release any other maker, endorser or guarantor hereof.
   This Note is secured by instruments and agreements of even date herewith executed and delivered by the undersigned to Principal Mutual Life Insurance Company creating among other things legal and valid encumbrances on and an assignment of all of the undersigned's interest in any leases of certain Premises located in the County of Hamilton, City of Chattanooga, State of Tennessee. Terms used herein which are defined in such instruments or agreements and not otherwise defined herein have the same definition as in such instruments and agreements. In no event shall such documents be construed inconsistently with the terms of this Note, and in the event of any discrepancy between any such documents and this Note, the terms hereof shall govern. The proceeds of this Note are to be used for business, commercial, investment or other similar purposes, and no portion thereof will be used for any personal, family or household use. This Note shall be governed by and construed in accordance with the laws of the State where the Premises is located.
   Notwithstanding any provision to the contrary in this Note, the Mortgage of even date herewith, or any other instrument or agreement entered into in connection with the closing of the Loan or by which this Note is evidenced or secured (collectively referred to herein as the "Loan Documents"), and except as otherwise provided in this paragraph, the liability of the undersigned under the Loan Documents shall be limited to (i) the interest of the undersigned in the Premises and the rents, issues, proceeds and profits thereof in accordance with the lien or security interest created pursuant to the Loan Documents and
(ii) any escrow amount or letter of credit provided to or for the benefit of Noteholder to the extent and in accordance with the terms and conditions of the Loan Documents. In the event of foreclosure of the liens evidenced by the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced by the Loan Documents shall be sought or obtained by the holder of this Note against the undersigned or any of its partners or any of its partners shareholders, directors, officers, agents, trustees or employees. Nothing contained in this paragraph shall:
   (a) prevent the failure of the undersigned to make any payment or to perform any obligation under any of the Loan Documents within the time periods provided therein from being an Event of Default thereunder;
   (b) be construed as limiting the obligations of the undersigned to any tenant under any lease of the Premises (provided, however, the undersigned's personal liability to Noteholder with respect to the foregoing shall be subject to the provisions of subparagraph (e) below);
   (c) in any way limit or impair the lien or enforcement of the Loan Documents pursuant to the terms thereof; or
   (d) limit the obligations of any indemnitor or guarantor, if any, of obligations of the undersigned under the Loan Documents.
   Notwithstanding the foregoing paragraph, the undersigned (but no general or limited partner of the undersigned or any of their partner's, shareholders, directors, officers, agents, trustees or employees)shall be personally liable to the holder of this Note for any loss or damage incurred by Noteholder as a result of or arising out of any of the following:
   (a) failure of the undersigned to comply with paragraphs
       2 (taxes and assessments) and 3 (insurance) of the Mortgage;
   (b) any event or circumstance for which the undersigned indemnifies the holder of this Note under paragraph 1(m) (environmental indemnity) of the Mortgage or under that certain Environmental Indemnity Agreement from the undersigned for the benefit of Noteholder dated of even date herewith;
   (c) failure of the undersigned to pay utilities on or before the date such payments are due;
   (d) operation and maintenance of the Premises;
   (e) any sums expended by the holder of this Note in fulfilling the obligations of the undersigned as lessor under any lease of the Premises prior to a sale of the Premises pursuant to foreclosure or power of sale, a bona fide sale (permitted by the terms of paragraph 1(l) of the Mortgage or consented to in writing by the holder of this Note) to an unrelated third party or upon conveyance to the holder of this Note of the Premises by a deed acceptable to the holder of this Note in form and content (each of which shall be referred to as a "Sale" for purposes of this paragraph) or expended by the holder of this Note after a Sale of the Premises for obligations of the undersigned which arose prior to a Sale of the Premises;
   (f) any rents or other income regardless of type or source of payment (including, but not limited to, CAM charges, lease termination payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) from the Premises which the undersigned has received in cash or in any form representating value to the undersigned or any of its affiliates, as that term is defined in the Mortgage, after an Event of Default under the Loan Documents or an event which with the passage of time, the giving of notice or both would constitute an Event of Default, either or both of which has occurred and is continuing, and which are not applied to (A) expenses of operation and maintenance of the Premises and the taxes, assessments, utility charges and insurance of the Premises, taking into account sufficient reserves for the same and for replacements and recurring items, and (B) payment of principal, interest and other charges when due under the Loan Documents; provided that any payments to parties related to the undersigned shall be considered expenses of operation only if they are at market rates or fees consistent with market rates or fees for the same or similar services;
   (g) any security deposits of tenants actually received by the undersigned or its predecessor-in-title not turned over to the holder of this Note upon conveyance of the Premises to the holder of this Note pursuant to foreclosure or power of sale or by a deed acceptable to the holder of this Note in form and content;
   (h) misapplication or misappropriation of tax reserve accounts, tenant improvement reserve accounts, security deposits, prepaid rents or other similar sums paid to or held by the undersigned or any other entity or person in connection with the operation of the Premises;
   (i) any negligent or intentional acts or omissions committed or allowed by the undersigned constituting waste with respect to the Premises; and
   (j) any insurance or condemnation proceeds or other similar funds or payments received by the undersigned and applied by the undersigned in a manner other than as expressly provided in the Loan Documents.

       Notwithstanding the foregoing, the undersigned's personal liability with respect to subparagraphs (a), (c), (d) and
       (e) above shall be limited to the extent that rents, issues, proceeds and profits from the Premises are actually received by the undersigned (A) during the twelve (12) month period prior to an Event of Default and\or (B) after an Event of Default under the Loan Documents has occurred, and such rent, issues, proceeds and profits are not first applied to (y) expenses for the operation or maintenance of the Premises and the taxes, assessments, utility charges and insurance of the Premises, taking into account sufficient reserves for the same and for replacements and recurring items, and (z) payment of principal, interest and other charges when due under the Loan Documents and further provided that any payments to parties related to the undersigned shall be considered expenses of operation only if they are at market rates or fees consistent with market rates or fees for the same or similar services .
       Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in the preceding paragraphs SHALL BECOME NULL AND VOID and shall be of no further force and effect (and provided that liability shall in no event and under no circumstance extend to any general or limited partner of the undersigned or any their partner's shareholders, directors, officers, agents, trustees or employees) in the event:
   (a) of any breach or violation of paragraph 1(l) (due on sale or encumbrance) of the Mortgage which constitutes an Event of Default under the Loan Documents, other than the filing of a nonmaterial mechanic's lien affecting the Premises, the granting of any utility or other nonmaterial easement or servitude burdening the Premises, or any other transfer or encumbrance not in the nature of a transfer, reduction or impairment of any material economic interest in the Premises; or
   (b) of any fraud or willful misrepresentation by the undersigned regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by the undersigned in connection with the Loan.
   If more than one, all obligations and agreements of the undersigned are joint and several.
   This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. All of the rights, privileges and obligations hereunder shall inure to the benefit of the heirs, successors and assigns of the holder hereof and shall bind the heirs, successors and assigns of the undersigned.
   If any provision of this Note shall, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.



          [Signatures commence on the following page]


                                   LEBCON ASSOCIATES, a Tennessee
                                   limited partnership

                                   By: CBL & Associates Limited
                                      Partnership, a Delaware
                                      limited partnership,
                                      general partner


                                       By: CBL & Associates
                                           Properties, Inc., a
                                           Delaware corporation


                                           By: _________________
                                               Name: John N. Foy
                                               Title: Executive Vice President


Principal Mutual Life Insurance Company joins in the execution of this Secured Promissory Note as Noteholder solely to evidence its consent to the limitations on personal liability of Lebcon Associates, CBL & Associates Limited Partnership, CBL & Associates Properties, Inc., and their shareholders, directors, officers, agents, trustees or employees as more particularly described above and Principal Mutual Life Insurance Company's execution of this Note shall not be deemed to bring Principal Mutual Life Insurance Company within the meaning of the term "undersigned" set forth above.

                                   PRINCIPAL MUTUAL LIFE
                                   INSURANCE COMPANY, an Iowa
                                   corporation

                                   By ______________________
                                         JoEllen J. Watts
                                     Its ___Counsel________

                                   By ______________________
                                          Dennis D. Ballard
                                     Its ___Counsel________